Exhibit 99.1

Doral Financial Corporation Reports Financial Results for the

Quarter Ended March 31, 2013

Reports Net Loss of $12.4 million for Three Months Ending March 31, 2013

SAN JUAN, Puerto Rico – May 8, 2013 – Doral Financial Corporation (NYSE:DRL) (“Doral”, “Doral Financial” or the “Company”), the holding company of Doral Bank, with operations in Puerto Rico and the U.S., reported a net loss of $12.4 million for the three months ended March 31, 2013, compared to net income of $28.3 million for the quarter ended December 31, 2012 and net income of $2.6 million for the three months ended March 31, 2012.

“As we successfully established Doral Recovery as a new special servicer, our teams focused on our growth businesses, which have shown significant increases in revenue and returns. Our core businesses in each of our markets are showing consistent results as we’ve increased deposits, greatly strengthened our Puerto Rico mortgage franchise, and continue steady growth in U.S. commercial lending.” said Glen Wakeman, CEO of Doral Financial Corporation.

First Quarter Highlights:

•	Grew retail deposits by $213.9 million.

•

Produced $619.7 million in new loans, including $260.4 million of residential mortgage loans in Puerto Rico, an increase of 83.6% from the first quarter of 2012 volume of $141.8 and consistent with fourth quarter 2012 volume of $245.7 million.

•	Increased loans receivable $22.4 million to $6.1 billion at March 31, 2013.

•	Preserved capital levels with ratios for Tier 1 Leverage of 9.26%, Tier 1 Risk-based Capital of 11.66% and Total Risk-based Capital of 12.92%.

•	Generated net interest income of $60.7 million and non-interest income of $24.8 million.

•	Provided $18.7 million for loan and lease losses largely as a result of new valuations received on defaulted residential and commercial loans and recently delinquent residential mortgage loans.

The Company’s financial results for the first quarter of 2013 and Investment Presentation materials, which contain additional information regarding our first quarter 2013 performance, are being released at the same time as our filing of Doral’s Form 10-Q as of March 31, 2013 with the Securities and Exchange Commission.

Conference Call

Doral will be holding a conference call to discuss its financial results on Thursday May 9th, 2013 at 10:00 a.m. EDT.

The call may be accessed through a dial-in telephone number at (800) 398-9367 or (612) 332-0636 for international callers.

A telephone replay of the conference call will be available through June 9, 2013 at (800) 475-6701 or (320) 365-3844 for international callers. The replay access code is 293013.

FINANCIAL HIGHLIGHTS

•

Net loss for the three months ended March 31, 2013 totaled $12.4 million, compared to net income of $28.3 million for the fourth quarter of 2012 and net income of $2.6 million for the three months ended March 31, 2012.

•

The Company reported a net loss attributable to common shareholders of $14.8 million for the first quarter of 2013 compared to net income attributable to common shareholders of $25.8 million for the fourth quarter of 2012, and net income attributable to common shareholders of $189 thousand for the quarter ended March 31, 2012.

•

Net interest income for the first quarter of 2013 was $60.7 million, an increase of $3.9 million compared to the fourth quarter of 2012, and an increase of $8.0 million when compared to the first quarter of 2012. Net interest margin was 3.31% and 2.95% for the first quarter of 2013 and the fourth quarter of 2012, respectively.

•

Provided $18.7 million for loan and lease losses as a result of revised cumulative default estimates on modified loans, probability of default and loss given default estimates, new delinquencies and new valuations received on defaulted commercial and residential mortgage loans, compared to a $21.3 million provision in the fourth quarter of 2012 and a $115.2 million provision in the first quarter of 2012.

•

Non-interest income for the three months ended March 31, 2013 of $24.8 million reflects a decrease of $4.9 million and an increase of $9.1 million, compared to non-interest income of $29.7 million for the fourth quarter of 2012 and $15.7 million for the first quarter of 2012, respectively. The decrease in non-interest income when compared to the fourth quarter of 2012 results from a decrease of $7.3 million in gain on loans securitized and sold MSR during the first quarter of 2013 and the decrease of $3.8 million of insurance agency commissions received during the fourth quarter of 2012, partially offset by $5.1 million of additional mortgage loan servicing income in the three months ended March 31, 2013.

•

Non-interest expense for the first quarter of 2013 of $75.3 million decreased by $11.8 million and increased by $12.0 million from the quarters ended December 31, 2012 and March 31, 2012, respectively. The reduced expenses in the first quarter of 2013 compared to the fourth quarter of 2012 was mainly driven by decreases of $4.4 million, $3.6 million, $2.5 million and $1.2 million in professional services, OREO related expense, other expense and occupancy expense, respectively.

•

Doral’s loan production for the three months ended March 31, 2013 was $619.7 million, a decrease of $13.5 million and an increase of $137.9 million, compared to $633.2 million and $481.8 million for the fourth quarter of 2012 and first quarter of 2012, respectively. Commercial loan production in the U.S. totaled $358.2 million or 57.8% of loan production for the first quarter of 2013. Residential mortgage loan production in Puerto Rico, most of which is sold, of $260.4 million in the first three months of 2013 was up $118.6 million from first quarter 2012 loan production of $141.8 million, showing growth of more than 80%.

•

Doral saw an income tax expense of $3.9 million for the three months ended March 31, 2013 compared to an income tax benefit of $50.2 million for the fourth quarter of 2012. The variance is due mainly to a $50.6 million deferred tax benefit resulting from the conversion of Doral Insurance Agency to a limited liability company and the election to consolidate Doral Financial Corporation and Doral Insurance LLC for tax purposes, both fourth quarter 2012 events, which allowed the release of a portion of Doral Financial Corporation’s tax valuation allowance.

•

Doral reported total assets as of March 31, 2013 of $8.4 billion compared to $8.5 billion as of December 31, 2012. The decrease of $109.2 million is mainly due to decreases in cash and investment securities of $91.7 million and $23.1 million, respectively for the three months ended March 31, 2013.

•

Total deposits were $4.8 billion as of March 31, 2013, an increase of $154.9 million, or 3.3%, from deposits of $4.6 billion as of December 31, 2012. The Company’s brokered deposits decreased $59.0 million while retail deposits increased $213.9 million during the three months ended March 31, 2013.

•

Non-performing loans (“NPLs”), excluding FHA/VA loans guaranteed by the US government, as of March 31, 2013 were $774.5 million, an increase of $31.8 million from $742.8 million as of December 31, 2012. The increase in NPLs resulted largely from a $33.4 million increase in non-performing commercial real estate loans.

•

The Company’s capital ratios continue to exceed the standards established by the federal banking agencies with ratios of Tier 1 Leverage of 9.26%, Tier 1 Risk-based Capital of 11.66% and Total Risk-based Capital of 12.92%.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, Doral Financial Corporation may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (“SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent Doral Financial’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond Doral Financial’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 13, 2013 and is available on the Company’s website at www.doralfinancial.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

Institutional Background

Doral Financial Corporation is a bank holding company engaged in banking, mortgage banking and insurance agency activities through its wholly-owned subsidiaries Doral Bank (“Doral Bank”), with operations in the mainland U.S. (New York metropolitan area and northwest region of Florida) and Puerto Rico, Doral Insurance Agency, LLC (“Doral Insurance Agency”), Doral Recovery, Inc (“Doral Recovery”) and Doral Properties, Inc. (“Doral Properties”). Doral Bank in turn operates three wholly-owned subsidiaries: Doral Mortgage LLC (“Doral Mortgage”), engaged in residential mortgage lending in Puerto Rico, Doral Money, Inc. (“Doral Money”), engaged in commercial and middle market lending primarily in the New York metropolitan area, and Doral Recovery, LLC (“Doral Recovery II”, previously Casa Bella, LLC), an entity formed to dispose of a real estate project of which Doral Bank took possession during 2005 and now holds small commercial real estate loans and certain delinquent residential mortgage loans previously held by Doral Bank. Doral Money consolidates three variable interest entities created for the purpose of entering into collateralized loan arrangements with third parties.

Doral Financial Corporation’s common shares trade on the New York Stock Exchange under the symbol DRL. Additional information about Doral Financial Corporation may be found on the Company’s website at www.doralfinancial.com.

For more information contact:

Investor Relations:

Christopher Poulton, EVP

christopher.poulton@doralfinancial.com

212-329-3794

Media:

Lucienne Gigante

SVP Public Relations & Marketing

lucienne.gigante@doralbank.com

787-474-6298

4